Exhibit 1.1

Execution Version

QVC, INC.

$225,000,000

6.375% Senior Secured Notes due 2067

UNDERWRITING AGREEMENT

September 6, 2018

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

September 6, 2018

MERRILL LYNCH, PIERCE, FENNER & SMITH

 INCORPORATED

MORGAN STANLEY & CO. LLC

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters

listed on Schedule I hereto

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

One Bryant Park
New York, NY 10036

Ladies and Gentlemen:

QVC, Inc., a Delaware corporation (the “Company”), an indirect wholly owned subsidiary of Qurate Retail, Inc., a Delaware corporation (the “Parent”), proposes to issue and sell to the several underwriters named in Schedule I (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule I of $225,000,000 aggregate principal amount of the Company’s 6.375% Senior Secured Notes due 2067 (the “Initial Notes”) and proposes to grant the Underwriters the option to purchase from the Company up to an additional $33,750,000 aggregate principal amount of the Company’s 6.375% Senior Secured Notes due 2067 (the “Option Notes”), solely to cover over-allotments, if any. The Initial Notes and the Option Notes are hereinafter collectively referred to as the “Notes.” Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes, which will be unconditionally guaranteed as to principal, premium, if any, and interest (the “Guarantees”) by the subsidiaries of the Company named in Schedule II hereto (each, a “Guarantor,” and collectively, the “Guarantors”).

The Notes will be secured by a first priority security interest in the QRTEA Collateral (as defined below).  On the Closing Date (as defined in Section 2), Liberty QVC Holding, LLC (the “Parent Pledgor,” and together with the Company and the Guarantors, the “Credit Parties” and each, a “Credit Party”) will enter into a further amended and restated Pledge Agreement (the “Pledge Agreement”) with respect to the “Collateral” as defined therein (the “QRTEA Collateral”) in favor of J.P. Morgan Chase Bank, N.A., as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Trustee (as defined below), the holders of the Notes and the other secured parties thereunder.

The Notes will be issued pursuant to an indenture dated as of September 13, 2018 (the “Base Indenture”), as supplemented by the supplemental indenture, dated as of the Closing

Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) in each case, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), in denominations and integral multiples of $25.00.  The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.  This Agreement, the Indenture, the Notes, the Guarantees and the Pledge Agreement are hereinafter collectively referred to as the “Transaction Documents,” and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3/A (File No. 333-213066), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act.  Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act but excluding any Form T-1, is called the “Registration Statement.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the Company.  The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b).  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 6:10 p.m., New York City time, on September 6, 2018 (the “Initial Sale Time”); provided, however, that no representation or warranty included in any exhibit to any such incorporated document, other than the representations and warranties contained herein, is deemed to be made to you.  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by

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reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

1.                                      Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(a)                                 The Company meets the requirements for use of Form S-3 under the Securities Act for an offering of the Notes.  The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.  In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

(b)                                 At the respective times the Registration Statement and any post-effective amendments thereto (including the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report on Form 10-K”)) became effective and as of the Initial Sale Time and as of the Closing Date and at any Date of Delivery (as defined in Section 2), the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the date of the Prospectus and at the Closing Date and at any Date of Delivery, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any  of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof.

(c)                                  Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated September 6, 2018, (ii) the issuer free writing prospectuses as defined in Rule 433 of the

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Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representatives expressly for use therein as specified in Section 6(b).  The statistical and industry data included in the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(e)                                  The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when filed with the Commission, complied or will comply as the case may be in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that no representation is made as to any statement or omission that shall have been superseded or modified in either (i) a document subsequently filed with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus or (ii) the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus.

(f)                                   (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(g)                                  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h)                                 No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof.

(i)                                     The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written

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communication that constitutes an offer to sell or solicitation of an offer to buy the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (each a, “Company Additional Written Communication”).  Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date and at any Date of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof.

(j)                                    The Company has been duly organized and is a validly existing corporation in good standing under the laws of the State of Delaware.  The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Material Adverse Effect” shall mean a material adverse change in or effect on or any development having a prospective material adverse effect on (i) the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business or (ii) the ability of the Company or any Guarantor to perform its obligations under the Notes or the Pledge Agreement.

(k)                                 The Company and each of its subsidiaries has full power (corporate and other) to own or lease its properties and conduct its business as described in the Disclosure Package; and the Company and each Guarantor has full power (corporate and other) to enter into the Transaction Documents, and to carry out all the terms and provisions hereof and thereof to be carried out by it.

(l)                                     The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus.  All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

(m)                             Each subsidiary of the Company has been duly incorporated, formed or organized, as applicable, is validly existing as a corporation, limited liability company, limited partnership or foreign entity, as applicable, is in good standing under the laws of the jurisdiction of its incorporation, formation or organization, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing

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of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interest, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or through wholly-owned subsidiaries by the Company except as set forth in Schedule III hereto, free and clear of all liens, encumbrances, equities or claims, subject to Liens permitted by the lien covenant described under the caption “Description of Notes — Certain covenants— Limitation on liens” in the Registration Statement, the Preliminary Prospectus and the Prospectus (the “Permitted Liens”).

(n)                                 No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth in the Shareholders Agreement dated June 12, 2000 between QVC UK Holdings Limited and Mitsui & Co. LTD., as amended, and except as provided by applicable laws or regulations, by the respective indentures governing the Existing Notes (as defined in the Registration Statement, the Preliminary Prospectus and the Prospectus)), by the Indenture, by the Third Amended and Restated Credit Agreement, dated as of June 23, 2016, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto, or as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(o)                                 Except as disclosed in the Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(p)                                 KPMG LLP, who has certified the audited financial statements incorporated by reference in the Disclosure Package and the Prospectus and delivered its report with respect to the audited financial statements incorporated by reference in the Disclosure Package and the Prospectus, is an independent public accountant with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(q)                                 The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements are required to be included in the Registration Statement.  The selected financial data included in the Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements

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incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus.  In addition, if any pro forma financial statements of the Company and its subsidiaries and the related notes thereto is included in the Registration Statement, the Preliminary Prospectus and the Prospectus, such pro forma financial statements and related notes present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r)                                    Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, (i) none of the Company and its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, and has not declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, in each case except as disclosed in the Disclosure Package and the Prospectus.

(s)                                   Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide assurances that in all material respects (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t)                                    The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(u)                                 This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(v)                                 The Indenture has been duly authorized by the Company and the Guarantors and on the Closing Date and at any Date of Delivery, will have been duly executed and delivered by the Company and the Guarantors, and will (assuming due authorization,

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execution and delivery thereof by the Trustee) constitute the legal, valid and binding obligations of the Company and each Guarantor, enforceable against the Company and the Guarantors, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity.

(w)                               The Pledge Agreement has been duly authorized by the Parent Pledgor and, on the Closing Date and at any Date of Delivery, will have been duly executed and delivered by the Parent Pledgor, and will constitute the legal, valid and binding obligation of the Parent Pledgor, enforceable against the Parent Pledgor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity.

(x)                                 The Notes have been duly authorized by the Company and, on the Closing Date and at any Date of Delivery, will have been duly executed by the Company and when authenticated by the Trustee in the manner provided for in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered to and paid for by the Underwriters as provided in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture; each Guarantee has been duly authorized by the applicable Guarantor and, on the Closing Date and at any Date of Delivery, upon the due issuance and delivery of the related Notes and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute valid and legally binding obligations of each of the Guarantors enforceable against such Guarantor, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture.

(y)                                 The security interest created under the Pledge Agreement will constitute (as of the Closing Date and at any Date of Delivery) a fully perfected security interest in all right, title and interest of the Parent Pledgor in favor of the Collateral Agent for the benefit of the Trustee and the other Secured Parties in the QRTEA Collateral, as security for the Obligations (as defined in the Pledge Agreement), in each case prior and superior in right to any Person (except Permitted Liens).

(z)                                  The execution, delivery and performance by each Credit Party, as applicable, of this Agreement and, the other Transaction Documents, as applicable, the issuance and sale of the Notes and the compliance by each Credit Party, as applicable, with all of the provisions of the Notes, the Guarantees, the Indenture and the Pledge Agreement, as applicable, and the consummation of the transactions contemplated hereby and thereby does not and will not, as applicable, (i) conflict with, result in a breach or violation of, or constitute a default

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under, (a) any indenture, mortgage, deed of trust or loan agreement, stockholders’ agreement or any other agreement or instrument to which such Credit Party is a party or by which such Credit Party is bound or any of its properties are subject, (b) the certificate of incorporation or evidence of formation or by-laws or similar organizational document of such Credit Party, or (c) any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to such Credit Party except, in the case of clauses (i)(a) and (i)(c), as would not reasonably be expected to result in a Material Adverse Effect or (ii) require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over such Credit Party, except (a) such as have been already obtained or will be obtained prior to the Date of Delivery, (b)  such as may be required under the Securities Act, the Trust Indenture Act or state securities or Blue Sky laws of the various states in connection with the offer or sale of the Notes and (c) such as may be required by the NYSE and from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(aa)                          All the capital stock of any corporation to be pledged by the Parent Pledgor on or before the date hereof under the Pledge Agreement is certificated and exists as of the date hereof.

(bb)                          No legal or governmental proceedings, arbitrations or investigations are pending or threatened to which the Company, any of its subsidiaries or the Parent Pledgor are a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings accurately described in all material respects in the Disclosure Package and the Prospectus and such proceedings or investigations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)                            There are no relationships, direct or indirect, between or among the Company or any of its subsidiaries, on the one hand, and the respective directors, officers, stockholders, customers or suppliers of the Credit Parties, or any of their affiliates, on the other hand, that would be required by Regulation S-K Item 404 to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus; and there are no contracts or other documents (other than any compensatory plan, agreement, contract or arrangement (whether or not written) with any executive officer of the Company) that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(dd)                          The Company and each Guarantor is not now nor, after giving effect to the issuance of the Notes and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Registration Statement, the Preliminary Prospectus and the Prospectus, will it be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

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(ee)                            The Company and its subsidiaries have not sustained, since the date of the latest audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus or incorporated by reference therein (exclusive of any amendment or supplement thereto), any loss or interference with its business or properties from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor disturbance or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, since such date, there has not occurred any change or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)                              The statements set forth in the Disclosure Package and the Prospectus under the captions “Description of Notes,” and “Description of Debt Securities” insofar as they purport to constitute a summary of the terms of the Notes, the Guarantees, the Indenture and the Pledge Agreement, and under the captions “Description of Other Indebtedness” and “Certain U.S. Federal Income and Estate Tax Consequences,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately summarize the subject matter thereof in all material respects.

(gg)                            The Company and its subsidiaries have good and marketable title in fee simple to all items of material real property and good and marketable title to all material personal property owned by each of them except as set forth in the Disclosure Package and the Prospectus, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except for the Permitted Liens.  Any material property leased by the Company and its subsidiaries is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder.

(hh)                          No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or failure to meet the minimum funding standard under Section 412 of the Code Section or 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred within the six preceding calendar years, currently exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any of its subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of its subsidiaries has any liability, direct or indirect, contingent or otherwise (a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Company or any of its subsidiaries has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

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(ii)                                  Except as disclosed in the Disclosure Package and the Prospectus, no labor disturbance with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent or is threatened, and to the Company’s knowledge, there are not any existing, imminent or threatened labor disturbance by the employees of any of their respective principal suppliers, manufacturers, that in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                                Except as disclosed in the Disclosure Package and the Prospectus, no proceedings for the merger, consolidation, liquidation or dissolution of the Company or any Guarantor or the sale of all or a material part of the assets of the Company and its subsidiaries or any material acquisition by the Company or any of its subsidiaries are pending or contemplated.

(kk)                          The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except in each case where such conflict or claim of infringement would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(ll)                                  The Company and each of its subsidiaries carry insurance against such losses and risks and in such amounts and with such deductibles as are prudent and customary for companies in the business in which it is engaged; and none of the Company or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)                  The Company and each of its subsidiaries has complied in all material respects with all laws, ordinances, regulations and orders applicable to the Company and its subsidiaries, and their respective businesses, and none of the Company or any of its subsidiaries has received any notice to the contrary; and each of the Company and its subsidiaries and each Guarantor possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct their respective businesses in the manner and to the full extent now operated or proposed to be operated as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, in each case issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the “Agencies”), including, without limitation, the Federal Trade Commission and Federal Communications Commission and each other federal, state and local agency the regulations of which are applicable to the business or products of the Company and its subsidiaries; except in each case where failure to so comply with such laws, ordinances, regulations and orders or to possess such License would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The material Licenses are in full force and effect and no proceeding

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has been instituted or, to the Company’s knowledge, is threatened or contemplated which in any material respect affects or calls into question the validity or effectiveness thereof.  The Licenses contain no restrictions, except for restrictions applicable to the retail industry generally or the television programming industry generally, that are materially burdensome to the Company and its subsidiaries.

(nn)                          The operation of the business of the Company and its subsidiaries in the manner and to the extent now operated as described in the Disclosure Package and the Prospectus is in accordance with the Licenses and all orders, rules and regulations of the Agencies in all material respects, and no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of any necessary Licenses or which might result in any other impairment of the rights of the Company therein or thereunder in each case, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company and each of its subsidiaries and each Guarantor is in compliance in all material respects with all statutes, orders, rules and regulations of the Agencies relating to or affecting its operations.

(oo)                          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp)                          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(qq)                          There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(rr)                                (i) The Company and its subsidiaries are in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (collectively, “Environmental Laws”);

(ii)                                  The Company and each of its subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses (collectively, “Environmental Permits”);

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(iii)                               There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permit, that are likely to interfere with the conduct of the business of the Company and its subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permit; and

(iv)                              There are no past or present conditions or circumstances at, or arising out of, their respective businesses, assets and properties of the Company and each of its subsidiaries or any business, assets or properties formerly leased, operated or owned by the Company or any of its subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which are reasonably expected to give rise to (A) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (B) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (C) liabilities or obligations incurred by the Company or its subsidiaries to comply with any Environmental Law; or (D) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or conditions or circumstances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)                              (i) No Credit Party is in violation of its certificate of incorporation, certificate of formation or its by-laws, or similar organizational document, and (ii) no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders’ agreement or any other agreement or instrument to which such Credit Party is a party or by which such Credit Party is bound or to which any of its respective properties are subject, except, in the case of this clause (ii) for any such default, breach or event that would not, individually or in the aggregate,  reasonably be expected to have a Material Adverse Effect.

(tt)                                The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed (taking into account valid extensions) and has paid all taxes including any applicable interest and penalties required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company and its subsidiaries maintains reserves that are adequate (in accordance with GAAP) in all material respects.

(uu)                          Neither the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus and the Prospectus will be, an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

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(vv)                          None of the Company or any of its affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(ww)                      None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(xx)                          There are, and during the last 12 months there have been, no material disputes between the Company and any of its ten largest suppliers (as measured by dollar volume of goods purchased by the Company and its subsidiaries) (collectively, “Material Suppliers”). To the knowledge of the Company, the relations of the Company and its subsidiaries with its Material Suppliers are good, and the Company has received no notice, and is not otherwise aware, of any anticipated dispute with any of its Material Suppliers, or that any Material Supplier intends to cease or reduce its supply to the Company.

(yy)                          Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.

(zz)                            There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes.

(aaa)                   Neither the Company nor any of its subsidiaries, nor any director or officer nor, to the knowledge of the Company and each of the Guarantors, any agent, employee of the Company or any of its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee , including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

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(bbb)                   The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(ccc)                      Neither the Company nor any of its subsidiaries,  directors or officers, nor, to the knowledge of the Company or any of the Guarantors, any agent, employee of the Company or any of its subsidiaries, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ddd)                   As of the Closing Date and at any Date of Delivery, the representations and warranties of the Parent Pledgor under the Pledge Agreement are true and correct.

(eee)                      Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems and all information and data processed or stored in connection with their

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businesses (“Protected Data”).  Except as would not reasonably be expected to result in a Material Adverse Effect, there have been no breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to the IT Systems and Protected Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there any material incidents under internal review or investigation relating to the same.  The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Protected Data and to the protection of such IT Systems and Protected Data from unauthorized use, access, misappropriation or modification.

Each certificate signed by any officer of the Company or any Guarantor and delivered to the Underwriters or their counsel shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Underwriters as to the matters covered thereby.

2.                                      Purchase, Sale and Delivery of the Notes.

(a)                                 On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the principal amount of the Initial Notes set forth opposite the name of such Underwriter on Schedule I hereto (plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof) at a purchase price equal to 96.85% of the principal amount thereof plus accrued interest, if any, from September 13, 2018 to the Closing Date (the “Purchase Price”).  One or more certificates in definitive form or global form, as instructed by the Representatives for the Notes that the Underwriters have severally agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Company not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Company to the Representatives for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the transfer of the Notes, if any, to the Underwriters duly paid, against payment by or on behalf of the Underwriters of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account of the Company.  Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 10:00 A.M., New York City time, on September 13, 2018, or at such other place, time or date as the Representatives and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date”.  Delivery of the Notes shall be made through the facilities of the Depositary unless the Representatives shall otherwise instruct. The Company will make such certificate or certificates for the Notes available for examination by the Underwriters at the offices of Counsel for the Underwriters not later than 10:00 A.M., New York City time on the business day prior to the Closing Date or the relevant Date of Delivery, as the case may be.  In addition, in the event that the over-allotment option described in Section 2(b) is exercised by the Underwriters, payment of the purchase price for and delivery of the Option Notes shall be made at the above-mentioned offices of Cahill Gordon &

16

Reindel LLP, or at such other place as shall be agreed upon by the Underwriters and the Company on each Date of Delivery as specified in the notice to the Company.

(b)                                 In addition, on the basis of the representations and warranties herein included and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional $33,750,000 aggregate principal amount of Notes at the purchase price of $24.2125 per Note plus accrued interest, if any, from the Closing Date to the Date of Delivery.  The option hereby granted will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time upon notice to the Company by the Underwriters through the Representatives in writing setting forth the aggregate principal amount of Option Notes as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Notes. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be later than seven full business days, nor earlier than two full business days, after the exercise of said option, nor in any event prior to the Closing Date, unless otherwise agreed upon by the Underwriters and the Company. If the option is exercised as to all or any portion of the principal amount of the Option Notes, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of the Option Notes then being purchased which the respective principal amounts of the Initial Notes set forth in Schedule I opposite the name of which Underwriter bears to the total aggregate principal amount of the Initial Notes, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Notes.

(c)                                  The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)                                 The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company or the Guarantors with respect to the offering of the Notes and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person.  Additionally, no Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto.  Any review by the Underwriters of the Company or the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors.

3.                                      Covenants of the Company.  The Company covenants and agrees with the Underwriters that:

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(a)                                 The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document.  The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably practicable.

(b)                                 During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Company Additional Written Communication or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)                                  The Company will prepare the Preliminary Prospectus, any Company Additional Written Communication, any Issuer Free Writing Prospectus and the Prospectus in the form approved by the Representatives and during the Prospectus Delivery Period will not amend or supplement the Preliminary Prospectus, any Company Additional Written Communication, any Issuer Free Writing Prospectus and the Prospectus (including by filing documents under the Exchange Act which are incorporated by reference therein) without first furnishing to the Representatives a copy of such proposed amendment, supplement or filing and will not use or file any amendment or supplement to which the Representatives may object.

(d)                                 The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement

18

as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  The Company will furnish to the Underwriters and to counsel for the Underwriters concurrently with the Execution Time and during the Prospectus Delivery Period, without charge, as many copies of the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments and supplements thereto as they reasonably may request.  The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                                   The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (i) notify the Representatives of any such event, development or condition and (ii) promptly prepare and file with the Commission, subject to paragraph 3(b) above, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(g)                                  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the securities or Blue Sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject .  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for

19

any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(h)                                 During the Prospectus Delivery Period, the Company will deliver to the Underwriters such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time request and whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Underwriters as to the nature of such information or event.  The Company will likewise notify the Underwriters of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Company becomes aware of any such decrease, notice or public announcement.

(i)                                     The Company and the Parent will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

(j)                                    During the Prospectus Delivery Period, neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(k)                                 During the Prospectus Delivery Period, the Company and its subsidiaries will conduct its operations in a manner that will not subject the Company or any subsidiary to registration as an investment company under the Investment Company Act.

(l)                                     For a period of 30 days after the date hereof, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

(m)                             [Reserved]

(n)                                 The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

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(o)                                 During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and NYSE all reports and documents required to be filed under the Exchange Act.

(p)                                 The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit B hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).  Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(q)                                 The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement.  Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  During the Prospectus Delivery Period, the Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in paragraph (p) above.

(r)                                    During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

4.                                      Expenses.

(a)                                 Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors shall pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of the Registration Statement, Preliminary Prospectus, any Company Additional Written Communication, any Issuer Free Writing Prospectus and the Prospectus and all amendments and supplements thereto, and this Agreement,

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the Indenture, the DTC Agreement and the Notes, including all printing costs associated therewith, and the delivery of copies thereof to the Underwriters, in the quantities reasonably requested by the Underwriters, (ii) all costs and expenses related to the transfer and delivery of the Notes including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) the fees and expenses incurred in connection with the listing of the Notes on the NYSE, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Notes, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Notes, (ix) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives (including the Underwriters) and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (other than the use of any aircraft owned or leased by the Company and/or the Parent, in which case the cost of such aircraft shall be the responsibility of the Company), (x) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 4.  It is understood, however, that except as provided in this Section 4 and Section 6 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

(b)                                 If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because this Agreement is terminated pursuant to Section 8 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

5.                                      Conditions to the Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company in Section 1 hereof, in each case as of the date hereof, as of the Initial Sale Time, and as of the Closing Date (as if made on such date) to the accuracy of the statements of the officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of the covenants and agreements hereunder and to the following additional conditions:

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(a)                                 No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)                                 If the Registration Statement and/or the offering of the Notes has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(c)                                  The Underwriters shall have received an opinion and negative assurance letter, dated the Closing Date, of Sherman & Howard L.L.C., counsel for the Company, in substantially the form of Exhibit A hereto.

(d)                                 The Underwriters shall have received an opinion, dated the Closing Date, of Womble Bond Dickinson, North Carolina local counsel for the Company, in form and substance reasonably acceptable to the Underwriters.

(e)                                  The Underwriters shall have received an opinion, dated the Closing Date, of Jackson Walker L.L.P., Texas local counsel for the Company, in form and substance reasonably acceptable to the Underwriters.

(f)                                   The Underwriters shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to the issuance and sale of the Notes and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(g)                                  The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus or incorporated by reference therein; provided that the letter shall use a “cut-off date” within three days of the date of such letter and that their procedures, shall extend to financial information in the Registration Statement, the Preliminary Prospectus and the Prospectus (including any financial information incorporated by reference therein) not contained in such document.

(h)                                 (i) None of the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (exclusive of any

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amendment or supplement thereto), any loss or interference with their respective businesses or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto); and (ii) since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries, or any change in or effect on or any development having a prospective change in or effect on the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Credit Parties, whether or not in the ordinary course of business, otherwise than as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale and delivery of the Notes on the terms and in the manner described in the Registration Statement, the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(i)                                     The Underwriters shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Underwriters, of the Chief Executive Officer and the Controller of the Company as to the accuracy of the representations and warranties of the Company in this Agreement at and as of the Closing Date; that the Credit Parties have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; that the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission; and as to the matters set forth in Section 5(h) hereof.

(j)                                    Subsequent to the date hereof, there shall not have been any decrease in the rating of the Notes or any of the Company’s other debt by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Notes or any of the Company’s other debt or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes.

(k)                                 Subsequent to the date hereof, there shall not have been any decrease in the rating of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Company or any of its subsidiaries or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Company or any of the subsidiaries.

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(l)                                     The Notes shall be eligible for clearance and settlement through The Depository Trust Company, Clearstream Banking and the Euroclear System.

(m)                             On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(n)                                 The Underwriters shall have received a counterpart of the Pledge Agreement that shall have been executed and delivered by a duly authorized officer of the Parent Pledgor and by the Collateral Agent.

(o)                                 In the event the Underwriters exercise the over-allotment option described in Section 2(b) hereof to purchase all or any portion of the Option Notes, the representations and warranties of the Company included herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery, and the Underwriters shall have received:

(i)                                     A certificate of the Chief Executive Officer and the Controller of the Company, dated such Date of Delivery, confirming that their certificate delivered on the Closing Date pursuant to Section 5(i) hereof remains true as of such Date of Delivery.

(ii)                                  An opinion and negative assurance letter, dated such Date of Delivery, of Sherman & Howard L.L.C., counsel for the Company, relating to the Option Notes and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iii)                               An opinion, dated such Date of Delivery, of Womble Carlyle Sandridge & Rice, LLP, North Carolina local counsel for the Company, relating to the Option Notes and otherwise to the same effect as the opinion required Section 5(d) hereof.

(iv)                              An opinion, dated such Date of Delivery, of Jackson Walker L.L.P., Texas local counsel for the Company, relating to the Option Notes and otherwise to the same effect as the opinion required Section 5(e) hereof.

(v)                                 An opinion, dated such Date of Delivery, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, relating to the Option Notes and otherwise to the same effect as the opinion required Section 5(f) hereof.

(vi)                              A letter from KPMG LLP, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof.

6.                                      Indemnification and Contribution.

(a)                                 The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or

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Section 20 of the Exchange Act) any Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such other person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Underwriter and each such other person for any reasonable legal or other expenses incurred by such Underwriter or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein as set forth in Section 6(b) hereof.

(b)                                 Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Guarantors and their respective affiliates, directors, officers, and each person, if any, who controls any of the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantors or such other person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein as set forth in this Section 6(b) and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any reasonable legal or other expenses incurred by the Company or the Guarantors or other such person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.  The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through

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the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) is the statement set forth in the 3rd sentence of the 11th paragraph under the heading “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus.  The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)                                  Promptly after receipt by any person to whom indemnity may be available under this Section 6 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 6 (the “indemnifying party”), use commercially reasonable efforts to promptly notify such indemnifying party of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party otherwise than under this Section 6.  In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, unless representation of all such indemnified parties would create an actual or potential conflict of interest. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action (such approval not to be unreasonably withheld or delayed), such indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) such indemnifying party does not promptly retain counsel reasonably satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party.  After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the

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indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date such settlement is entered into.  An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding.

(d)                                 (i)  In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 6 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Company and the Guarantors, on the one hand, and the Underwriters, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company and the Guarantors, on the one hand, and the Underwriters, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses.  The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company in connection with the purchase of the Notes hereunder as set forth in the Prospectus.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Underwriters, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.  The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take into account the equitable considerations referred to above.  Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by such Underwriter from the Company in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ respective obligations to contribute

28

hereunder are several in proportion to their respective obligations to purchase Notes as set forth on Schedule I hereto and not joint.  For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 6(a) hereof shall have the same rights to contribution as such Underwriter, and each director or officer of the Company or any Guarantor and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

(e)                                  The obligations of the Company and the Guarantors under this Section 6 shall be in addition to any obligations or liabilities which the Company and the Guarantors may otherwise have and the obligations of the respective Underwriters under this Section 6 shall be in addition to any obligations or liabilities which the Underwriters may otherwise have.

7.                                      Survival.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantors, their respective officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, their respective officers or directors or any controlling person referred to in Section 6 hereof or any Underwriter and (ii) delivery of and payment for the Notes.  The respective agreements, covenants, indemnities and other statements set forth in Sections 4 and 6 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

8.                                      Termination.

(a)                                 The Representatives may terminate this Agreement with respect to the Notes by notice to the Company at any time on or prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the NYSE, (ii) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (iii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iv) a banking moratorium shall have been declared by New York, North Carolina or United States authorities or (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets or the international financial markets that, in the case of any event described in this clause (v), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities.

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(b)                                 Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof.

9.                                      Defaulting Underwriters.  If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the non-defaulting Underwriters shall be obligated to purchase the Initial Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date (the “Remaining Notes”) in the respective proportions that the principal amount of the Initial Notes set opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of the Initial Notes set opposite the names of all the non-defaulting Underwriters in Schedule I hereto; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase any of the Initial Notes on the Closing Date if the total amount of Initial Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10 % of the total amount of Initial Notes to be purchased on the Closing Date, and no non-defaulting Underwriter shall be obligated to purchase more than 110% of the amount of Initial Notes that it agreed to purchase on the Closing Date pursuant to this Agreement.  If the foregoing maximums are exceeded, the non-defaulting Underwriters, or those other purchasers satisfactory to the Underwriters who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes.  If the foregoing maximums are exceeded and the non-defaulting Underwriters or other Underwriters satisfactory to the Underwriters do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth herein.

Nothing contained in this Agreement shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default.  If other purchasers are obligated or agree to purchase the Initial Notes of a defaulting or withdrawing Underwriter, the Company or the Representatives may postpone the Closing Date for up to five full business days in order to effect any changes in the Transaction Documents or in any other document or arrangement that, in the opinion of counsel for the Company or counsel for the Underwriters, may be necessary.

10.                               Notices.  All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, NY 10020, Facsimile:  646-855-5958, Attention: High Grade Transaction Management/Legal, Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036, Telephone: 212-761-6691, Facsimile: 212-507-8999, Attention: Investment Banking Division, RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Streeet, 8th Floor, New York, NY 10281, Facsimile: 212-428-6308, Attention: Transaction Management/Scott Primrose, UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Facsimile: 203-719-0495, Attention: Fixed Income Syndicate, and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Facsimile: 704-410-0326, Attention: Transaction Management, with a copy (which shall not constitute notice) to Cahill Gordon & Reindel LLP, 80 Pine Street, New York 10005, Attention:  James J. Clark and William J. Miller, and, if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in

30

writing to the Company at QVC, Inc., Studio Park, 1200 Wilson Drive, MC 203, West Chester, Pennsylvania 19380, Attention:  General Counsel, with a copy to Sherman & Howard L.L.C., 633 Seventeenth Street, Suite 3000, Denver, CO 80202, Attention:  Steven D. Miller.

11.                               Successors.  This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the several Underwriters, the Company and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company contained in Section 6 hereof shall also be for the benefit of the affiliates, officers and directors of the Underwriters and any person or persons who control any Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 6 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Company and the Guarantors, and any person or persons who control the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  No purchaser of Notes from any Underwriter shall be deemed a successor to such Underwriter because of such purchase.

12.                               Applicable Law.  This Agreement shall be governed by the laws of the State of New York.

13.                               Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)                                 All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is exclusive, and each party hereby consents to the jurisdiction of such courts.

(b)                                 Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 10 hereof.  Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

(c)                                  Each party hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  Each party agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which it is or may be subject, by suit upon such judgment.

14.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Guarantors and the Underwriters.

Very truly yours,

QVC, INC.

By:	/s/ John F. Misko
	Name:	John F. Misko
	Title:	Senior Vice President, Controller and Assistant Secretary

AFFILIATE INVESTMENT, INC.

By:	/s/ David J. Tull
	Name:	David J. Tull
	Title:	Vice President and Treasurer

AFFILIATE RELATIONS HOLDINGS, INC.

By:	/s/ David J. Tull
	Name:	David J. Tull
	Title:	Vice President and Treasurer

AMI 2, INC.

By:	/s/ David J. Tull
	Name:	David J. Tull
	Title:	Vice President and Treasurer

ER MARKS, INC.

By:	/s/ David J. Tull
	Name:	David J. Tull
	Title:	Vice President and Treasurer

[Signature Page to the Underwriting Agreement]

QVC GLOBAL HOLDINGS I, INC.

By:	/s/ John F. Misko
	Name:	John F. Misko
	Title:	Senior Vice President, Treasurer, Controller and Assistant Secretary

QVC GLOBAL HOLDINGS II, INC.

By:	/s/ John F. Misko
	Name:	John F. Misko
	Title:	Senior Vice President, Treasurer, Controller and Assistant Secretary

QVC ROCKY MOUNT, INC.

By:	/s/ John F. Misko
	Name:	John F. Misko
	Title:	Senior Vice President, Treasurer, Controller and Assistant Secretary

QVC SAN ANTONIO, LLC

By:	/s/ John F. Misko
	Name:	John F. Misko
	Title:	Senior Vice President, Treasurer, Controller and Assistant Secretary

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

Acting severally on behalf of themselves
and the several Underwriters named
in Schedule I hereto

By:	/s/ Keith Harman
	Name:	Keith Harman
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

MORGAN STANLEY & CO. LLC

Acting severally on behalf of themselves
and the several Underwriters named
in Schedule I hereto

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

[Signature Page to the Underwriting Agreement]

RBC CAPITAL MARKETS, LLC

Acting severally on behalf of themselves
and the several Underwriters named
in Schedule I hereto

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

[Signature Page to the Underwriting Agreement]

UBS SECURITIES LLC

Acting severally on behalf of themselves
and the several Underwriters named
in Schedule I hereto

By:	/s/ Christian Stewart
	Name:	Christian Stewart
	Title:	Managing Director

By:	/s/ Corey Sieven
	Name:	Corey Sieven
	Title:	Director

[Signature Page to the Underwriting Agreement]

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves
and the several Underwriters named
in Schedule I hereto

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

[Signature Page to the Underwriting Agreement]

EXHIBIT A

FORM OF OPINION OF SHERMAN & HOWARD L.L.C.

Ex. A-1

[LETTERHEAD OF SHERMAN & HOWARD L.L.C.]

September 13, 2018

TO THE UNDERWRITERS LISTED

ON ATTACHED SCHEDULE 1

Re:                             Underwriting Agreement dated as of September 6, 2018 (the “Underwriting Agreement”) by and among QVC, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the Underwriters.

Ladies and Gentlemen:

We have acted as special counsel to the Company, the Guarantors and the Pledgor (collectively, the “Opinion Parties”) in connection with the sale to the Underwriters on the date hereof of $225,000,000 in aggregate principal amount of 6.375% Senior Secured Notes due 2067 (the “Notes”) pursuant to the Underwriting Agreement.  This opinion letter is provided to you at the request of the Company pursuant to Section 5(c) of the Underwriting Agreement.  Except as otherwise indicated herein, capitalized terms used in this opinion letter have the meanings given to them in the Underwriting Agreement.  For purposes of this opinion letter:

(a)                                 “Delaware Opinion Parties” means the Opinion Parties other than QVC San Antonio, LLC and QVC Rocky Mount, Inc.;

(b)                                 “Documents” means (i) the Underwriting Agreement, (ii) the Indenture dated as of September 13, 2018, among the Company, the Guarantors and the Trustee, as supplemented by the Supplemental Indenture dated as of September 13, 2018 (as supplemented, the “Indenture”), (iii) the Notes, (iv) the Pledge Agreement dated as of June 16, 2009, as amended and restated as of September 25, 2009, as further amended and restated as of March 23, 2010, as further amended and restated as of September 2, 2010, as further amended and restated as of July 2, 2012, as further amended and restated as of March 1, 2013, as further amended and restated as of March 18, 2013, as further amended and restated as of March 18, 2014, as further amended

Ex. A-2

TO THE PARTIES LISTED

ON ATTACHED SCHEDULE 1

September 13, 2018

and restated as of August 21, 2014, as further amended and restated as of March 9, 2015, as further amended and restated as of June 23, 2016 and as further amended and restated as of September 13, 2018 (the “Pledge Agreement”) by Liberty QVC Holding, LLC (the “Pledgor”) in favor of the Collateral Agent, and (v) the Notations of Guarantee affixed to the Notes executed by each Guarantor party thereto (each, a “Guarantor”) in favor of the holders of the Notes (collectively, the “Guarantees”); and

(c)                                  “Other Agreements” means those agreements listed on attached Schedule 2.

In our capacity as special counsel to the Opinion Parties, we have examined the Documents, the registration statement on Form S-3/A (File No. 333-213066) (the “Registration Statement”), which contains a base prospectus (together with the documents incorporated by reference therein (the “Incorporated Documents”), the “Base Prospectus”), the Preliminary Prospectus Supplement dated as of September 6, 2018 (the “Preliminary Prospectus Supplement”), the Pricing Term Sheet dated as of September 6, 2018 (the “Pricing Term Sheet” and together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Preliminary Prospectus”) and the Final Prospectus Supplement dated as of September 6, 2018 (the “Final Prospectus Supplement” and together with the Base Prospectus, the “Final Prospectus”) and such other documents and records, and we have made such other investigations, as we have deemed necessary to enable us to state the opinions and make the confirmations expressed below.  As to certain factual matters, we have relied upon the representations contained in the Documents, upon certificates of officers of the Opinion Parties (including, without limitation, the Officer’s Certificate provided by each of the Opinion Parties to the Underwriters pursuant to Section 5(i) of the Underwriting Agreement) and upon certificates of government officials.  For purposes of the opinions expressed below, we have assumed that the proceeds of the Notes have been paid and applied as described in the Final Prospectus Supplement under the heading “Use of Proceeds” at the time of the issuance of the Notes, and that each of the Documents has been duly executed and delivered by each of the Opinion Parties that is a party thereto (other than the Delaware Opinion Parties).

The opinions expressed herein are limited solely to the federal law of the United States (other than the Communications Act of 1934, as amended, and the rules and regulations adopted by the Federal Communications Commission, as to which we express no opinion), the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.  We express no opinion as to federal or state securities laws or regulations except as expressly set forth in paragraphs 6 and 13 below.

Based upon the foregoing and subject to our stated assumptions, qualifications and limitations, in our opinion:

Ex. A-3

TO THE PARTIES LISTED

ON ATTACHED SCHEDULE 1

September 13, 2018

1.                                      Each of the Delaware Opinion Parties is a corporation or limited liability company, as the case may be, validly existing and in good standing under the laws of the State of Delaware.  Each of the Delaware Opinion Parties has full corporate and/or limited liability company power to own or lease its properties and conduct its business, as described in the Preliminary Prospectus and the Final Prospectus.

2.                                      The execution, delivery and performance by each of the Delaware Opinion Parties of the Documents to which it is a party are within its corporate or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate or limited liability company action, as the case may be, of such Opinion Party, and do not conflict with any provisions of its certificate of incorporation, certificate of formation, bylaws or operating agreement, as the case may be.

3.                                      Each of the Documents has been duly executed and delivered by each of the Delaware Opinion Parties that is a party thereto and is a valid and binding obligation of each Opinion Party that is a party thereto enforceable against it in accordance with its terms, except (a) our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer, and other similar laws affecting the rights and remedies of creditors generally, (b) our opinion is subject to the effect of general principles of equity, including, without limitation, limitations on the availability of equitable remedies and concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), (c) we express no opinion as to the validity or enforceability of the provisions of the Documents relating to indemnification, contribution, exculpation or limitation of liability in connection with liability for the indemnified or exculpated party’s own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or the provisions of the Documents with respect to indemnification obligations of Opinion Parties to the extent such obligations encompass claims made by any Opinion Party or any of its affiliates, (d) we express no opinion as to the enforceability of any provision of the Documents which purports to waive the right to assert counterclaims or setoff, (e) the enforcement of a security interest in any collateral constituting a security within the meaning of applicable federal and state securities laws is subject to the effect of such laws, (f) certain remedial provisions may be limited by applicable law, provided that such limitations do not make the remedies provided for in such Documents inadequate for the practical realization of the benefits of the security intended to be afforded thereby, (g) we express no opinion as to the validity or enforceability of the provisions of the Documents choosing the state law by which it shall be governed and under which it shall be construed, (h) we express no opinion as the validity or enforceability of the provisions of the Documents purporting to grant or consent to exclusive jurisdiction in any court, purporting to waive objections to venue, purporting to waive personal service of process in connection with any judicial process, or

Ex. A-4

TO THE PARTIES LISTED

ON ATTACHED SCHEDULE 1

September 13, 2018

purporting to waive trial by jury, (i) we express no opinion with respect to the enforceability of the provisions of Section 4.20 of the Indenture to the extent based on the occurrence of a change of control described in clause (2) of the definition of Change of Control, and (j) our opinion is subject to the assumption that the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and upon delivery against payment for the Notes by the Underwriters in accordance with the terms of the Underwriting Agreement.

4.                                      Execution and delivery by each of the Opinion Parties, and performance of its agreements in, the Documents do not violate applicable provisions of law or regulation that in our experience are normally applicable to general business organizations in relation to transactions of the type contemplated by the Documents.

5.                                      None of the Opinion Parties is required to make any filings with or give any notice to, or obtain any consents, approvals or authorizations from, any applicable governmental authority in connection with the execution, delivery and performance by it of the Documents to which it is a party, other than filings required to perfect Liens on the Collateral as defined in the Pledge Agreement (the “QRTEA Collateral”), and other than as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

6.                                      Neither the Company nor any of the Guarantors is subject to regulation under the Investment Company Act of 1940, as amended.

7.                                      If used for the purposes set forth under the heading “Use of Proceeds” in the Final Prospectus Supplement, no proceeds of the Notes will be used for purposes which violate or would result in a violation of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

8.                                      (a)                                 Subject to the matters described in subparagraph (d) below, the Pledge Agreement is in a form sufficient to create a valid security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes in the QRTEA Collateral, owned by the Pledgor, which is of a type in which a security interest can be granted under the New York Uniform Commercial Code (the “New York Code”).

(b)                                 Subject to the matters described in subparagraph (d) below, the description of the QRTEA Collateral set forth in the financing statement attached to this opinion letter as Exhibit A (the “Delaware Financing Statement”) is sufficient to perfect a security interest in the items and types of QRTEA Collateral in which a security interest may be perfected by the filing of a financing statement under Article 9 of the Delaware Uniform Commercial Code (the “Delaware Code Collateral”), and the Delaware Financing Statement is in proper form for filing with the office of the Secretary of State of the State of Delaware.  As a result of the filing of the

Ex. A-5

TO THE PARTIES LISTED

ON ATTACHED SCHEDULE 1

September 13, 2018

Delaware Financing Statement in the office of the Secretary of State of the State of Delaware and assuming it has not subsequently been terminated or modified, the Collateral Agent’s security interest for the benefit of the Trustee and the Holders of the Notes in the Delaware Code Collateral owned by the Pledgor has been perfected to the extent such security interest may be perfected under Article 9 of the Delaware Uniform Commercial Code (the “Delaware Code”) by the filing of financing statements.

(c)                                  Subject to the matters described in subparagraph (d) below, the Collateral Agent’s possession of a stock certificate for the stock of the Company in the State of New York endorsed to the Collateral Agent or in blank by an effective endorsement will result in perfection of such security interest in such stock of the Company.

(d)                                 The opinions stated in subparagraphs (a), (b) and (c) above are subject to the following:

(1)                                 in the case of non-identifiable cash proceeds, continuation of perfection of such security interests is limited to the extent set forth in Section 9-315 of the Delaware Code;

(2)                                 the priority or enforcement of a security interest may be subject to the application of equitable principles;

(3)                                 the creation or enforcement of a security interest in any collateral constituting a security within the meaning of applicable federal and state securities laws may be subject to the effect of such laws;

(4)                                 we have assumed, as to the creation or enforcement of a security interest in the QRTEA Collateral, that value has been given within the meaning of Section 9-203(b)(1) of the New York Code and that the Pledgor has rights in such collateral within the meaning of Section 9-203(b)(2) of the New York Code, and we express no opinion as to (i) the Pledgor’s rights in or title to any collateral or (ii) except as provided in clause (c) of this paragraph 8, the relative priority of any security interests described in this paragraph 8; and

(5)                                 we have assumed that all necessary continuation statements will be timely filed.  Under the Delaware UCC, a financing statement is effective for a period of five years from the date of filing (and for an additional period in certain limited circumstances), but the effectiveness of a filed financing statement may be continued by filing a continuation statement, in the manner prescribed by law, in the office in which the financing statement was originally filed, within six months prior to the end of the five-year period, and by so filing subsequent continuation statements within six months prior to the end of each five-year period thereafter.

Ex. A-6

TO THE PARTIES LISTED

ON ATTACHED SCHEDULE 1

September 13, 2018

9.                                      Execution and delivery by each of the Opinion Parties of, and performance of its agreements in, the Documents do not breach, or result in a default under, any of its obligations under any Other Agreement, and none of the Opinion Parties is required to give any notice or obtain any consent pursuant to any Other Agreement in connection with the execution, delivery and performance by it of the Documents, except those which have been given or obtained.

10.                               The Registration Statement, at the time it became effective, and the Preliminary Prospectus and the Final Prospectus, in each case, as of their date, appeared on their faces to have complied as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations promulgated thereunder and the Incorporated Documents appeared on their faces to have complied as to form in all material respects to the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder.

11.                               Subject to the limitations and restrictions contained therein, the statements in the Preliminary Prospectus and the Final Prospectus set forth under the heading “Certain U.S. federal income and estate tax consequences,” insofar as such statements constitute a summary of the United States federal income tax matters referred to therein, are accurate in all material respects.

12.                               The Indenture, the Guarantees and the Notes conform in all material respects to the description thereof in the Preliminary Prospectus and the Final Prospectus.

13.                               The Indenture has been duly qualified under the Trust Indenture Act.

This opinion letter is being delivered to you in connection with the above described transactions and may not be relied on by you for any other purpose.  We will permit copies of this opinion letter to be exhibited to potential assignees or other transferees of the Underwriters, but such Persons shall not be entitled to rely hereon.

Very truly yours,

Ex. A-7

SCHEDULE 1

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

Barclays Capital Inc.

J.P. Morgan Securities LLC

Ex. A-8

SCHEDULE 2

1.                                      Indenture dated as of July 2, 2012 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

2.                                      Indenture dated as of March 18, 2013 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

3.                                      Third Amended and Restated Credit Agreement, dated as of June 23, 2016, among QVC, Inc., a Delaware corporation, zulily, LLC, a Delaware limited liability company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto.

4.                                      Indenture dated as of March 18, 2014 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

5.                                      Indenture dated as of August 21, 2014 among QVC, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

Ex. A-9

EXHIBIT A

Delaware Financing Statement

Ex. A-10

[LETTERHEAD OF SHERMAN & HOWARD L.L.C.]

September 13, 2018

TO THE UNDERWRITERS LISTED

ON ATTACHED SCHEDULE 1

Ladies and Gentlemen:

We have acted as special counsel to QVC, Inc., a Delaware corporation (the “Company”), in connection with the sale to the Underwriters on the date hereof of $225,000,000 in aggregate principal amount of 6.375% Senior Secured Notes due 2067 pursuant to the Underwriting Agreement dated as of the date hereof by and among the Company, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the Underwriters listed on Schedule 1 (the “Underwriting Agreement”).  This letter is provided to you at the request of the Company pursuant to Section 5(c) of the Underwriting Agreement.  Except as otherwise indicated herein, capitalized terms used in this letter have the meanings given to them in the Underwriting Agreement.

In the course of acting as special counsel to the Company in connection with the preparation by the Company of the Preliminary Prospectus Supplement dated as of September 6, 2018 (the “Preliminary Prospectus Supplement”), the Pricing Term Sheet dated as of September 6, 2018 (the “Pricing Term Sheet” and together with the Base Prospectus (as defined below) and the Preliminary Prospectus Supplement, the “Preliminary Prospectus”) and the Final Prospectus Supplement dated as of September 6, 2018 (the “Final Prospectus Supplement” and together with the Base Prospectus, the “Final Prospectus”), we reviewed the registration statement on Form S-3/A (File No. 333-213066) (the “Registration Statement”), which contains a base prospectus (together with the documents incorporated by reference therein, the “Base Prospectus”), the Preliminary Prospectus Supplement, the Pricing Term Sheet and the Final Prospectus Supplement, and participated in telephone conversations with certain officers and other representatives of the Company and its affiliates, the Company’s auditors and representatives of and counsel to the Underwriters, during which conversations the contents of the Registration

Ex. A-11

TO THE PARTIES LISTED

ON ATTACHED SCHEDULE 1

September 13, 2018

Statement, Preliminary Prospectus and Final Prospectus and related matters were discussed.  We also reviewed and relied, to the extent we deemed appropriate, upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and its affiliates and of others as to the existence and consequence of certain factual and other matters, and our judgments as to materiality are, to the extent we deem appropriate, based in part upon the views of appropriate officers and other representatives of the Company and its affiliates.  Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the offering process, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus and the Final Prospectus, except to the extent expressly set forth in the numbered paragraphs 11 and 12 of our opinion letter to you dated as of the date hereof.

Based on our participation, review and reliance as described in the preceding paragraph, and subject to the limitations set forth in the preceding paragraph, we advise you that no facts came to our attention which give us reason to believe that (i) the Registration Statement (other than the financial statements and schedules and other financial data included therein or omitted therefrom, as to which we have not been requested to express a view), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, or (ii) the Preliminary Prospectus (other than the financial statements and schedules and other financial data included therein or omitted therefrom, as to which we have not been requested to express a view), as of the Initial Sale Time or as of the date hereof, or the Final Prospectus (other than the financial statements and schedules and other financial data included therein or omitted therefrom, as to which we have not been requested to express a view), as of the date of the Final Prospectus Supplement or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Registration Statement was declared effective by the Commission on September 14, 2016 and, to our knowledge, based on a review of the Stop Orders page of the Commission’s website (http://www.sec.gov/litigation/stoporders.shtml), no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

Ex. A-12

TO THE PARTIES LISTED

ON ATTACHED SCHEDULE 1

September 13, 2018

This letter is being delivered to you in connection with the above described transactions and may not be relied on by you for any other purpose.  We will permit copies of this opinion letter to be exhibited to potential assignees or other transferees of the Underwriters, but such Persons shall not be entitled to rely hereon.

Very truly yours,

Ex. A-13

SCHEDULE 1

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

Barclays Capital Inc.

J.P. Morgan Securities LLC

Ex. A-14

EXHIBIT B

FORM OF FINAL TERM SHEET

QVC, INC.

$225,000,000 6.375% SENIOR SECURED NOTES DUE 2067

FINAL TERM SHEET

September 6, 2018

Issuer:	QVC, Inc.

Guarantors:	Affiliate Investment, Inc.
Affiliate Relations Holdings, Inc.
AMI 2, Inc.
ER Marks, Inc.
QVC Rocky Mount, Inc.
QVC San Antonio, LLC
QVC Global Holdings I, Inc.
QVC Global Holdings II, Inc.

Securities:	6.375% Senior Secured Notes due 2067 (the “Notes”)

Type:	SEC Registered

Size:	$225,000,000

Over-Allotment Option:

The Issuer has granted the underwriters an option to purchase up to an additional $33,750,000 aggregate principal amount of Notes, at the price to public less the underwriting discount, within 30 days from the date of the prospectus supplement solely to cover over-allotments.

Maturity:	September 13, 2067

Coupon (Interest Rate):	6.375%, paid quarterly in arrears

Interest Payment Dates:	March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2018. Interest on the Notes will accrue from September 13, 2018.

Redemption Provision:

On and after September 13, 2023, the Notes will be redeemable at the Issuer’s election, in whole or in part, at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the applicable

Ex. B-1

redemption date.

Prior to September 13, 2023, the Notes will be redeemable at the Issuer’s election, in whole or in part at any time upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of: (i) 100% of the aggregate principal amount of the Notes to be redeemed, or (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of (i) or (ii) above, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

Listing:	Expected NYSE “QVCD”

Price to Public:	100.000%

Trade Date:	September 6, 2018

Settlement Date*:	September 13, 2018

Expected Ratings
(Moody’s/S&P/Fitch)**:	[Ratings intentionally omitted]

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Wells Fargo Securities, LLC

Joint Lead Managers:	Barclays Capital Inc.
J.P. Morgan Securities LLC

CUSIP/ISIN:	747262 301 / US7472623013

*Note: Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next succeeding two business days will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Ex. B-2

**Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Terms used but not defined herein shall have the meanings set forth in the issuer’s preliminary prospectus supplement dated September 6, 2018.

Other information (including financial information) presented in the preliminary prospectus supplement is deemed to have changed to the extent effected by the information contained herein.

The issuer has filed a registration statement (including a prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Merrill Lynch, Pierce, Fenner & Smith Incorporated can arrange to send you the prospectus if you request it by calling or e-mailing Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or dg.prospectus_requests@baml.com.

Ex. B-3

SCHEDULE I

NOTES

Underwriter	Aggregate Principal Amount of Initial Notes To Be Purchased from the Company
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$38,250,000.00
Morgan Stanley & Co. LLC	$38,250,000.00
RBC Capital Markets, LLC	$38,250,000.00
UBS Securities LLC	$38,250,000.00
Wells Fargo Securities, LLC	$38,250,000.00
Barclays Capital Inc.	$16,875,000.00
J.P. Morgan Securities LLC	$16,875,000.00
Total	$225,000,000.00

SCHEDULE II

GUARANTORS

•                  Affiliate Investment, Inc.

•                  Affiliate Relations Holdings, Inc.

•                  AMI 2, Inc.

•                  ER Marks, Inc.

•                  QVC Rocky Mount, Inc.

•                  QVC San Antonio, LLC

•                  QVC Global Holdings I, Inc.

•                  QVC Global Holdings II, Inc.

SCHEDULE III

The Company owns less than all of the issued shares of capital stock of the following subsidiaries:

Name of subsidiary	Percentage of ownership interests owned
QVC Japan, Inc.	60%

QVC Satellite, Inc.	100% held by QVC Japan, Inc.

RQ Holdings Corp.	50%

CNR Home Shopping Co., Ltd.	49%

ANNEX I

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated September 6, 2018 in the form attached hereto as Exhibit B

ANNEX II

COMPANY ADDITIONAL WRITTEN COMMUNICATION

Electronic (Netroadshow) road show of the Company relating to the offering of the Notes dated September 6, 2018.